Exhibit 10.8
FIRST AMENDMENT TO
THIRD WAVE TECHNOLOGIES, INC. 2000 STOCK PLAN
     THIS FIRST AMENDMENT to the Third Wave Technologies, Inc. 2000 Stock Plan (this “First Amendment”) is effective as of January 19, 2007.
     WHEREAS, the Board of Directors (the “Board”) of Third Wave Technologies, Inc. (the “Corporation”) adopted and the stockholders of the Corporation approved the Third Wave Technologies, Inc. 2000 Stock Plan (the “Plan”);
     WHEREAS, the Board has determined that it is in the best interest of the Corporation to amend the Plan to change the definition of “Fair Market Value” thereunder.
     NOW, THEREFORE, the Plan shall be amended as follows:
     1. The definition of “Fair Market Value” set forth in Section 1(m) shall be deleted in its entirety and the following substituted in lieu thereof:
(m) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
     (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price of such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of such determination (or the next market trading day if the date of such determination is not a market trading day), as reported in the Wall Street Journal or such other source as the Administrator deems reliable;
     (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices of the Common Stock on the date of such determination (or the next market trading day if the date of such determination is not a market trading day), as reported in the Wall Street Journal or such other source as the Administrator deems reliable; or
     (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.
     2. Except as herein amended, the terms and provisions of the Plan shall remain in full force and effect as originally adopted and approved.
     IN WITNESS WHEREOF, the undersigned hereby certifies that this First Amendment was duly adopted by the Board on January 19, 2007.

THIRD WAVE TECHNOLOGIES, INC.

By:	/s/ Cindy S. Ahn

Cindy S. Ahn

Title:	Vice President and General Counsel